Exhibit 10.1

Facebook / Applied Optoelectronics Inc. ***** Supply Agreement

This Supply Agreement (“Agreement”) between Facebook, Inc. and Applied Optoelectronics Inc., (AOI) entered into as of 8 November 2017 (“Effective Date”) by and between the Facebook, Inc., and its affiliates (collectively, “Facebook”) having its principal place of business at 1 Hacker Way, Menlo Park, CA 94025 and AOI, having its principal place of business located at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, and its affiliates (collectively, “AOI”). Facebook and AOI are individually referred to as a “Party” and collectively referred to as the “Parties.”

Recitals

Whereas, AOI develops, manufactures and sells, among other things, ***** optical transceivers; and

Whereas the Parties wish to enter into this Agreement in order for AOI to allocate a forecasted volume of products that AOI is to supply to Facebook in accordance with the terms of this Agreement.

1.	2018 Volume/Capacity Planning

A.	Forecasts. Facebook will use commercially reasonable efforts to provide accurate 6 month rolling forecasts to AOI, identifying Facebook’s potential future product needs and delivery expectations on calendar quarter basis (“Forecasts”). Unless otherwise specified in this Agreement, such Forecasts are for planning purposes, are non-binding, and shall not constitute an order or purchase.

B.	Supply and Purchase Commitment. Table 1 below in this section sets forth AOI’s ***** optical transceiver quantity of product that AOI will supply by Facebook’s deployment quarter and per delivery date as set forth on Authorized Buyer’s purchase order for calendar year (CY) 2018, and covers all volumes for Facebook and Facebook’s VAR partners procuring on Facebook’s behalf (“Authorized Buyers”). Accordingly, Facebook agrees to purchase (or, as applicable, have purchased and received on its behalf by an Authorized Buyer), and AOI agrees to allocate to Facebook (or, as applicable, it’s Authorized Buyers), the total quarterly amount of product in units to meet Facebook’s deployment schedule. All purchases by Facebook will be subject to Facebook Purchase Order Terms and Conditions, or a superseding Master Purchase Agreement between the Parties, and all purchases by an Authorized Buyer will be subject to the existing agreements with the applicable Authorized Buyer.

Table 1	AOI allocation of product to Facebook in units				Total
	CYQ1-18	CYQ2-18	CYQ3-18	CYQ4-18	CY2018
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****

C.	Supply Flexibility Commitment. AOI agrees to support up to ***** incremental supply flexibility within each calendar quarter, based on the quarterly committed volume as reflected in table 1. Upside material that is not consumed within the given quarter will be considered available supply for AOI to release as appropriate, after review and agreement with FB. Additional upside greater than ***** will be reasonably evaluated for potential support based on AOI’s standard lead-time.

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D.	Unit Growth. For CY 2019 and CY 2020 Facebook is forecasting AOI production volumes equivalent to the larger of ***** units (*****) or ***** percent (*****%) of Facebook’s total product requirements, i.e. Facebook TAM. Facebook demand forecasts for the subsequent year will be provided to AOI in third calendar quarter of the current CY. For purpose of clarity, Facebook will provide AOI its actual demand forecast for CY 2019 by *****, and the parties will finalize the actual CY 2019 support and purchase commitment by *****.

E.	Product Qualification; Shortfalls; Forecast Changes.
1.	AOI’s products must be qualified at Facebook in advance of the delivery calendar quarter in Table 1 to be eligible for purchase. In the event that Facebook has not completed qualification of the new product revision, AOI will continue to provide the previous product version until either Facebook qualification has been completed the last time ship date in the product change notification has passed, whichever comes first. AOI agrees to provide product change notification documentation not less than 6 months from the last time buy date. The qualification status of a specific product will be determined by AOI and Facebook (or Authorized Buyers) before acceptance of purchase orders. This list of qualified parts will be maintained by AOI and relevant Authorized Buyers.
2.	In the event that Facebook and its Authorized Buyers fall short of purchasing the quarterly product volume as set forth in Table 1, Facebook will purchase the balance of committed demand at the end of each respective quarter at the unit price agreed for the shortfall quarter pursuant to the table in Table 2.
3.	Notwithstanding any language to the contrary, in the event that AOI fails to meet quarterly delivery requirements stated in Table 1 by a percentage of *****, AOI will be subject to order cancellation by Facebook with reduced net quarterly consumption overall and cost to cover payment penalties.
4.	In such case a Force Majeure event causes AOI to fall short of supplying a quarterly allocation in accordance with Section 1.B, Facebook, in its sole discretion, has the option to move the shortfall allocation amount into a subsequent quarter or to reduce the overall purchase commitment by an amount equal to the shortfall. For purpose of clarity, a Force Majeure event is the only event that will delay or excuse AOI obligation to meet its quarterly shipment commitment.
5.	Facebook can request delivery changes by site as set forth in Table 1 beyond a ***** rolling window. AOI will use commercially reasonable efforts to accept the requested change(s).

2.	Pricing

A.	The Parties agree to the negotiated quarterly price for the product, based on the 2018 RFQ and as shown in the table below.

Table 2	AOI pricing of product to Facebook
	CYQ1-18	CYQ2-18	CYQ3-18	CYQ4-18
*****	$*****	$*****	$*****	$*****
*****	$*****	$*****	$*****	$*****

B.	Price negotiations for 2019 business share shall occur prior to ***** purchase commitment.

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3.	Additional Terms

A.	Term and Termination. The term of this Agreement will begin on the Effective Date and continue for a period of one (1) year (“Term”).

B.	Termination for Cause. Either Party may terminate this Agreement if (i) the other Party fails to cure any material breach of this Agreement within thirty (30) days after written notice of such breach, (ii) ceases to do business in the ordinary course; or (iii) seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against such Party (and not dismissed within sixty (60) days). In the event of such termination, Facebook will receive a refund of all fees paid in advance for products not yet provided by Vendor.

C.	Non-Exclusivity. Benefits offered in this Agreement are not conditioned on any exclusivity. Furthermore, nothing in this Agreement shall prevent either party from entering in to similar arrangements with third parties.

D.	Confidentiality. This Agreement shall be considered Confidential Information and shall be kept confidential by Facebook and AOI in accordance with the terms of the Mutual Non-Disclosure Agreement made between AOI and Facebook dated *****.

E.	No Waiver. The failure of either party to enforce any right resulting from breach of any provision of this Agreement by the other party shall not be deemed to be a waiver of any right relating to a subsequent breach of such provision of any other right.

F.	Choice of Law. This Agreement shall be exclusively governed and construed in accordance with the laws of the State of California, without regard to its conflict of law principles, and be subject to the exclusive jurisdiction of the courts of the State of California.

G.	Force Majeure. Either party’s performance of any part of this Agreement will be excused to the extent that it is unable to perform due to natural disasters, terrorism, riots, war, extraordinary governmental action, or any other cause which is beyond the control of such party (the “Affected Party”), and provided that such cause is not attributable to the Affected Party (a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the Affected Party will promptly notify the other party of the Force Majeure Event, including an estimate of its expected duration and probable impact on the performance of the Affected Party’s obligations under this Agreement. In addition, the Affected Party will (i) exercise commercially reasonable efforts to mitigate damages to the other party and to overcome the Force Majeure Event and (ii) continue to perform its obligations under this Agreement to the extent it is able. If any failure or delay caused by a Force Majeure Event continues for ***** or longer, the party unaffected by such event will have the right to terminate this Agreement without cost or liability upon notice to the Affected Party and to receive a refund of all pre-paid fees for any performance not yet delivered.

H.	Entire Agreement. This Agreement constitutes the entire understanding and agreement between AOI and Facebook with regard to the subject matter hereof and supersedes all prior agreements, communications, representations and discussions between the parties whether written or oral as to such subject matter. Any modification or amendment to this Agreement shall be done only in written form and agreed by authorized representatives of AOI and Facebook.

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Accepted and agreed to as of the Effective Date by the authorized representative of each party:

Applied Optoelectronics Inc.	Facebook, Inc.

Signature: /s/ Fred H.L. Chang	Signature: /s/ Cindy L. Carter

Name: Fred H.L. Chang	Name: Cindy L. Carter

Title: SVP	Title: Director, Infrastructure Sourcing

Contact & Email: *****	Contace & Email: *****

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